Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 of Ultrapar Participações S.A. of our report dated September 28, 2007, except with respect to Note 25 as to which the date is November 9, 2007, relating to the financial statements of Companhia Brasileira de Petróleo Ipiranga, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

Rio de Janeiro, Brazil

November 13, 2007